UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2017

DECKERS OUTDOOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-36436 (Commission File Number)	95-3015862 (I.R.S. Employer Identification No.)

250 Coromar Drive Goleta, California (Address of Principal Executive Offices)		93117 (Zip Code)

Registrant’s telephone number including area code: (805) 967-7611

No change since last report (Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 14, 2017, Deckers Outdoor Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on five proposals. The Company had 32,036,625 shares of common stock outstanding on October 16, 2017, the record date for the Annual Meeting. At the Annual Meeting, 28,358,796 shares of common stock were present in person or represented by proxy.

The following sets forth the final results of the voting at the Annual Meeting, as certified by IVS Associates, Inc., the independent inspector of elections for the Annual Meeting. The matters considered at the Annual Meeting are described in more detail in the Company’s definitive proxy statement on Schedule 14A, which the Company filed with the Securities and Exchange Commission on November 2, 2017 (as supplemented, the “Proxy Statement”).

Election of Directors (Proposal No. 1)

The stockholders elected the nine candidates nominated by the Company’s Board of Directors (the “Board”) to serve as directors of the Company until the annual meeting of stockholders to be held in 2018 or until their successors are elected and duly qualified. The three candidates nominated by an affiliate of Marcato Capital Management LP (“Marcato”) were not elected. The following sets forth the results of the voting with respect to each candidate:

Shares Voted
Nominees of the Board	For	Authority Withheld	Broker Non-Votes
John M. Gibbons	15,450,485	519,101	0
Karyn O. Barsa	15,537,592	431,994	0
Nelson C. Chan	27,705,990	652,806	0
Michael F. Devine, III	28,053,161	305,635	0
John G. Perenchio	15,455,661	513,925	0
Dave Powers	28,055,001	303,795	0
James Quinn	28,055,811	302,985	0
Lauri M. Shanahan	27,746,000	612,796	0
Bonita C. Stewart	28,039,550	319,246	0

Shares Voted
Nominees of Marcato	For	Authority Withheld	Broker Non-Votes
Kristen J. Feldman	11,976,493	412,717	0
Steve Fuller	12,007,223	381,987	0
Anne Waterman	12,346,523	42,687	0

Ratification of the Selection of KPMG LLP as Independent Registered Public Accounting Firm (Proposal No. 2)

The stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2018, which covers the period from April 1, 2017 to March 31, 2018. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstain	Broker Non-Votes
28,213,643	80,170	64,983	0

Advisory Vote to Approve Named Executive Officer Compensation (Proposal No. 3)

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstain	Broker Non-Votes
27,981,814	293,867	83,115	0

Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation (Proposal No. 4)

The stockholders voted for, on a non-binding advisory basis, “one year” as the frequency of future advisory votes on compensation of the Company’s named executive officers. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
One Year	Two Years	Three Years	Abstain	Broker Non-Votes
24,615,665	28,527	3,618,547	96,057	0

Consistent with the results of the vote and the Board’s recommendation, the Board has determined that the Company will hold an advisory vote on the compensation of Company’s named executive officers every year until the next required advisory vote on the frequency of such votes.

Stockholder Proposal Regarding the Repeal of Certain Provisions or Amendments to the Company’s Bylaws (Proposal No. 5)

The stockholders did not approve the stockholder proposal to repeal certain provisions or amendments to the Company’s bylaws, as described in the Proxy Statement. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstain	Broker Non-Votes
14,343,525	13,801,508	213,763	0

No other matters were presented for consideration or stockholder action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECKERS OUTDOOR CORPORATION

By:	/s/ Thomas A. George
Name:	Thomas A. George
Title:	Chief Financial Officer
Dated: December 19, 2017